UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.     )

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

ELI LILLY AND COMPANY
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Eli Lilly and Company
Lilly Corporate Center
Drop Code 1094
Indianapolis, IN 46285
ADDITIONAL INFORMATION REGARDING THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MONDAY, MAY 4, 2020
The following Notice of Change of Location relates to the proxy statement (the “Proxy Statement”) of Eli Lilly and Company (the “Company”), dated March 20, 2020, furnished to shareholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Shareholders (the “Annual Meeting”) to be held on Monday, May 4, 2020. This Supplement is being filed with the Securities and Exchange Commission and is being made available to shareholders on or about April 7, 2020.
THE NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

NOTICE OF CHANGE OF LOCATION
OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 4, 2020
To the Shareholders of Eli Lilly and Company:

Due to the emerging public health impact of the coronavirus outbreak and to support the health and well-being of our employees, shareholders, and other meeting participants, NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the “Annual Meeting”) of Eli Lilly and Company has been changed to a virtual meeting format. As previously announced, the Annual Meeting will be held on Monday, May 4, 2020 at 11:00 a.m. EDT. We advised in our Notice of 2020 Annual Meeting of Shareholders that this meeting may be held by means of remote communication. In light of public health concerns related to the coronavirus outbreak, this confirms that the Annual Meeting will be held in a virtual meeting format only. You will not be able to attend the Annual Meeting physically.
Access to the Audio Webcast of the Annual Meeting. As described in the proxy materials for the Annual Meeting previously distributed, you are entitled to participate in the Annual Meeting if you were a shareholder as of the close of business on March 9, 2020, the record date. The live audio webcast of the Annual Meeting can be accessed by shareholders on the day of the meeting at www.virtualshareholdermeeting.com/LLY2020 and will begin promptly at 11:00 a.m. EDT. Online access to the audio webcast will open 15 minutes prior to the start of the Annual Meeting to allow time to log-in and test your device’s audio system. We encourage you to access the meeting in advance of the designated start time.
Log-in Instructions. To attend the virtual Annual Meeting, you will need to log-in to www.virtualshareholdermeeting.com/LLY2020 using the 16-digit control number found on the proxy card, voting instruction form, or notice you previously received.
Submitting Questions during the Annual Meeting. During the Annual Meeting, you will be able to submit questions on the virtual meeting website: www.virtualshareholdermeeting.com/LLY2020.
Voting. You may vote your shares at www.proxyvote.com or by telephone or mail in advance of the Annual Meeting or during the meeting at www.virtualshareholdermeeting.com/LLY2020.
Technical Assistance. Beginning 15 minutes prior to the Annual Meeting, we will have support available should you experience any technical difficulties in accessing the virtual meeting. Instructions for requesting technical assistance will be located at www.virtualshareholdermeeting.com/LLY2020.
Whether or not you plan to attend the Annual Meeting, we urge you to vote in advance of the meeting by one of the methods described in the proxy materials. The proxy card included with the proxy materials previously distributed will not be updated to reflect the change to a virtual meeting format, but may continue to be used to vote your shares in connection with the Annual Meeting.

Please note that the company intends to return to in-person annual shareholder meetings after the coronavirus outbreak is resolved.
By order of the Board of Directors,

Bronwen Mantlo
Vice President, Deputy General Counsel and Corporate Secretary
April 7, 2020

The Annual Meeting on May 4, 2020 at 11:00 a.m. Eastern Time may be attended virtually at www.virtualshareholdermeeting.com/LLY2020. The proxy statement and annual report are available on the virtual meeting site when you log-in or on our Investor Relations website at https://investor.lilly.com/proxy. Additionally, you may access our proxy materials at https://www.sec.gov.